Exhibit 10.1

STOCK PURCHASE AGREEMENT

BETWEEN

ARROWHEAD RESEARCH

AND

TEGO BIOSCIENCES

Dated as of the date indicated on the signature page hereto

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the date indicated on the later of the dates indicated on the signature pages hereto, by and between Arrowhead Research Corporation (the “Seller”), a Delaware corporation, and Tego Biosciences, Inc. (the “Purchaser”).

RECITALS

WHEREAS, Seller currently owns 5,000,000 shares of Series A-1 Preferred Stock (the “Preferred Shares”) of Tego Biosciences, Inc. (the “Company”);

WHEREAS, the Purchaser wishes to purchase from the Seller, and the Seller wishes to sell to the Purchaser the Preferred Shares at $.34 per share, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

Sale and Purchase of Shares

1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, the Seller will sell to the Purchaser, and the Purchaser will purchase, 5,000,000 Preferred Shares at $.34 per share. The Purchaser shall pay to the Seller, by means of wire transfer, representing immediately available funds, an amount equal to $1,700,000.

1.2 Closing Date. The sale of Preferred Shares contemplated hereby (the “Share Sale”) will close on November 21 2008 (the “Closing Date”).

ARTICLE 2

Representations and Warranties of the Seller

In order to induce the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby makes to the Purchaser the representations and warranties contained in this ARTICLE 2, as of the date hereof and of the applicable Closing Date.

2.1 Good Standing; Power and Authority; Legal and Binding Nature; Compliance with Other Instruments. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority and has taken all required corporate and other action necessary to permit it to execute, deliver and perform all of its obligations contained in this Agreement, and to issue the Shares hereunder. This Agreement has been duly authorized and validly executed by, and is the valid and binding obligation of, Seller enforceable in accordance with its terms. Neither the execution and delivery by Seller of this Agreement, nor the performance by Seller of its obligations hereunder, requires the consent, approval or authorization of any person or governmental authority, which consent, approval or authorization has not been obtained.

2.2 Non-Contravention. The execution, delivery and performance of this Agreement does not and will not: (i) conflict with or result in any default under any material contract, obligation or commitment of Seller or any provision of Seller’s certificate of incorporation or bylaws; (ii) result in the creation of any Lien (as defined below) of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement of any nature upon any of the properties or assets of Seller, or (iii) violate any instrument, agreement, judgment, decree or order, or any statute, rule or regulation of any federal, state or local government or agency, applicable to Seller or to which Seller is a party, except in each case for such conflicts, defaults, Liens or violations that shall not have a material adverse effect on Seller. “Liens” means all liens, claims, options, charges, pledges, security interests, voting agreements, trusts, encumbrances, rights, mortgages or restrictions of any nature.

ARTICLE 3

Representation and Warranties of the Purchaser

As a material inducement to the Seller to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

3.1 Acquisition of Shares. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Seller, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Shares to be received by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.2 No Registration. Purchaser understands and acknowledges that the Shares will not be registered under the Securities Act or under any other applicable blue sky or state securities law, on the grounds that the sale of the Shares from Seller to Purchaser contemplated by this Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act and the regulations thereunder and are exempt from qualification pursuant to comparable available exceptions in various states, and that the Seller’s reliance upon such exemptions is predicated upon Purchaser’s representations set forth in this Agreement. Purchaser acknowledges and understands that the Shares (including the Common Shares into which the Preferred Shares may convert) must be held indefinitely unless the Shares (including the Common Shares into which the Preferred Shares may convert) are subsequently registered under the Securities Act and other applicable blue sky and state securities laws or an exemption from such registration is available.

3.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, or payment of any tax, fee, fine or penalty to, any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private), is required to be obtained or made by Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

3.4 Investment Representations. Purchaser (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s prospective investment hereunder; (b) has the ability to bear the economic risks of Purchaser’s prospective investment, including a complete loss of the investment; (c) has been furnished with and has had access to such information as Purchaser has considered necessary to make a determination as to its investment hereunder; (d) has had all questions which have been asked by Purchaser satisfactorily answered by the Company; (e) has not been offered the Shares by any form of general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and (f) has not relied on any representations and warranties of the Company other than those contained in this Agreement.

3.5 Accredited Investor Status. Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and is an “institutional investor” within the meaning of applicable state statutes and the regulations thereunder.

3.6 Restrictions on Transfer. Purchaser understands that unless and until the Company (i) registers the Shares (including the common shares into which the Preferred Shares may convert) with the SEC pursuant to Section 12, (ii) becomes subject to Section 15(d) of the Exchange Act, (iii) supplies information pursuant to Rule 15c2 11 thereunder, or (iv) if a registration statement covering the Shares (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Shares) under the Securities Act is in effect when Purchaser desires to sell Shares, Purchaser may be required to hold the Shares for an indeterminate period. Purchaser also understands that any sale of the Shares that might be made by Purchaser in reliance upon Rule 144 or Rule 144A under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of those rules. Purchaser understands and acknowledges that all certificates representing the Shares (as well as the common stock into which the Preferred Shares may be converted), shall bear the following legend (and any other legend that may be required under any Federal or state securities law), until such Shares are registered under the securities Act, exchanged for securities registered under the securities Act, or until the holder of the Shares delivers an opinion of its legal counsel, reasonably acceptable to the Company, that such legend is no longer necessary.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.”

3.7 Authorization. Purchaser has full power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Purchaser, enforceable in accordance with its terms.

3.8 ERISA. Purchaser will not acquire the Shares with the assets of any “employee benefit plan” as defined in ERISA and no “prohibited transactions” under ERISA and the Code will occur in connection with the Purchaser’s acquisition of the Shares.

3.9 Taxes. Purchaser (a) understands that there may be tax consequences resulting from the purchase, ownership and/or sale of Shares, and (b) represents and warrants that (i) Purchaser has had a full opportunity to seek the advice of independent counsel respecting this investment and the tax risks and implications thereof, (ii) Purchaser has relied only upon such independent tax advice and not upon any tax counsel from, or discussions with, Seller or the Company or their respective representatives, and (iii) has never been notified by the Internal Revenue Service that Purchaser is subject to 20% backup withholding.

ARTICLE 4

Closing Conditions and Deliveries

4.1 Conditions to Purchaser Obligations. The obligation of Purchaser to purchase the Shares and to perform the obligations set forth herein, at the Closing, is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in accordance with the provisions set forth herein:

4.1.1 Delivery of this Agreement and Shares. The Purchaser shall have received a duly executed copy of this Agreement from Seller.

4.1.2 Seller shall have delivered to Purchaser an executed amendment to the Investors’ Rights Agreement signed by Seller and the other necessary parties, attached as Exhibit A hereto.

4.1.3 Accuracy of Representations and Warranties; Performance of Obligations. The representations and warranties made by Seller herein shall be true and correct on the Closing Date; and Seller shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

4.1.4 Absence or Violation or Litigation. The consummation of the transactions contemplated hereby shall not be in violation of any law or regulation applicable to the Company or Seller. Neither the Company nor Seller shall be subject to any injunction, stay or restraining order nor shall it require any filings, approvals or consents that have not been previously made or obtained.

4.1.5 All Proceedings Satisfactory. All organizational and other proceedings taken by Seller in connection with the Share Sale, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to Purchaser and Purchaser shall have received copies thereof and other materials (certified, if requested) as Purchaser may reasonably request in connection herewith.

4.1.6 Consents and Waivers. Seller shall have made all filings with, and provided notices to, governmental authorities, regulatory agencies and other entities required to be made by Seller in connection with the execution and delivery of this Agreement, the performance of the Share Sale and the continued operation of the business of the Company and Seller subsequent to the date hereof.

4.2 Conditions to Seller’s Obligations. Seller’s obligation to sell the Shares and to perform the obligations set forth herein, at the Closing, is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Seller (unless specifically stated below) as to any one or more of the Purchasers if such waiver will not adversely affect the other Purchasers:

4.2.1 Representations and Warranties Correct. The representations and warranties made by Purchaser herein shall be true and correct on the Closing Date; and Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

4.2.2 Payments by Purchasers. Seller shall have received Purchaser’s payment for the number of Shares set forth opposite Purchaser’s name on the signature page hereto.

ARTICLE 5

Miscellaneous

5.1 Delivery of Shares. Seller shall deliver duly issued, non-assessable and fully-executed Shares, free and clear of any and all Liens within thirty (30) days of the Closing Date.

5.2 Fiduciary Capacity. If the undersigned is purchasing the Shares in a fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

5.3 Entire Agreement. This Agreement, and the agreements referred to herein constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and supercede all prior written or oral agreements and all contemporaneous oral agreements with respect to the subject matter hereof.

5.4 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.5 Construction of Agreement. None of the parties hereto or their respective counsel shall be deemed to have drafted this Agreement for purposes of construing the terms hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases. In addition, unless followed by the word “only”, the term “including” means “including but not limited to.”

5.6 Governing Law. This Agreement is only for the benefit of the Company and will be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.

5.7 Attorneys’ Fees. In any dispute between the parties hereto concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the attorneys’ fees and court costs incurred by reason of such dispute.

5.8 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

5.9 Additional Acts. The parties signatory to this Agreement agree to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the business of the Company (which shall not include any obligation to make payments), including making commercially reasonable efforts to provide, post-funding, all information reasonably requested to apply for any and all licenses required for the Company to operate and/or effect any transaction for the purpose of acquiring any licenses for the Company to conduct business.

5.10 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and delivered personally, by facsimile transmission, by overnight delivery service or by mail, postage prepaid, addressed (a) if to Purchaser, at Purchaser’s address set forth below its name on the signature pages hereto, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to Unidym, at Unidym, 1430 O’Brien Drive, Suite G, Menlo Park, CA 94025.

5.11 Severability; Counterparts. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

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5.12 Nature of Investor. PLEASE MARK (ONLY ONE BOX NEEDS TO BE CHECKED; CONTACT THE SELLER IF NONE IS APPLICABLE):

☐	A natural person whose net worth (or joint net worth with my spouse) is in excess of $1,000,000 as of the date hereof.

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Interest, whose purchases are directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of the Act.

☐	A “bank,” “savings and loan association,” or “insurance company” as defined in the Act.

☐	An “employee benefit plan” as defined in the Employee Retirement Income Security Act of 1974 (a “Plan”) which has total assets in excess of $5,000,000.

☐	A Plan whose investment decisions, including the decision to subscribe for the Interest, are made solely by (i) a “plan fiduciary” as defined in the Employee Retirement Income Security Act of 1974, which includes a bank, a savings and loan association, an insurance company or a registered investment adviser, or (ii) an “accredited investor” as defined under Rule 501(a) of the Act.

☐	A broker/dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐	A “private business development company” as defined in the Investment Advisers Act of 1940.

☐	An investment company registered under, or a “business development company” as defined in, the Investment Company Act of 1940.

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958.

☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and having total assets in excess of $5,000,000.

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business Trust, or partnership, not formed for the specific purpose of investing in the Interest and having total assets in excess of $5,000,000.

☐	Any entity in which all of the equity owners are “accredited investors.”

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of November 21, 2008.

Purchaser:		Seller:

TEGO BIOSCIENCES		ARROWHEAD RESEARCH

By:	/s/ Thomas Haag	By:	/s/ Christopher Anzalone
Name:	Thomas Haag	Name:	Christopher Anzalone
Title:	Chief Executive Officer	Title:	Chief Executive Officer